FORM 8-K/A
                                 CURRENT REPORT

    Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest event reported) July 24, 1996

                                  REALCO, INC.
             (Exact name of registrant as specified in its charter)

         New Mexico                0-27552                    85-0316176
(State of other jurisdictions    (Commission                 (IRS Employer
     Of incorporation)           File Number)              Identification No.)

1650 University Blvd., N.M., Suite 100, Albuquerque, New Mexico    87102
           (Address of principal executive office)               (Zip Code)

         Registrant's telephone number including area code 505-242-4561


Item 2.  Acquisition or Disposition of Assets.

(a) On July 24, 1996, the Registrant signed an agreement to acquire all of the outstanding and issued common shares of Amity, Inc., an Albuquerque, New Mexico general contractor specializing in light commercial and residential remodel construction.

          (i) The assets of the acquired business consists primarily of cash; accounts receivable; vehicles and miscellaneous tools.

          (ii) The registrant has agreed to exchange series "D" convertible preferred stock, $10.00 per share liquidation value bearing 3% cumulative dividend, in exchange for 200 common shares of the acquired business, such shares representing the sole stock issued and outstanding of Amity, Inc. The number of preferred shares and value of such shares, shall be issued upon the completion of the Amity, Inc. Financial audit of its fiscal years ended June 30, 1995 and June 30, 1996. Upon completion of the audits, estimated to be completed by September 15, 1996, the Registrant will issue to the seller, preferred shares as described above in the amount equal to the audited net worth of Amity, Inc., plus $100,000 to be combined with the audited net worth, which sum will represent the fair market value of the assets acquired.

          (iii) The sole stockholder of Amity, Inc. Is Vincent J. DiGregory. DiGregory is not related to or affiliated with any director, officer or associate of the Registrant. DiGregory has signed a three year employment agreement with Amity, Inc. In addition, DiGregory will receive an annual bonus of 20% in excess of $200,000 annual pre-tax earnings of Amity, Inc. At the anniversary of each of the three years of employment by DiGregory, DiGregory will Receive 16,666. Unregistered warrants to purchase stock of the Registrant, terms and conditions of the issued warrants will be similar to those warrants currently issued and outstanding, which warrants were offered on February 2, 1996 as part of an Initial Public Offering of the Registrant.

          (iv) The securities to be issued in consideration of the transaction shall be authorized from the Registrants authorized and unissued preferred stock. Such issued shares to be issued shall be restricted as to sale and disposition.

(b) Equipment consisting of tools, vehicles and office equipment will continue to be employed for the purpose described in (a)(i) above.

Item 7. Financial Statements and Exhibits.


(a)  Financial Statements of Business Acquired

                Amity, Inc.



Independent Auditors' Report

Balance Sheets, June 30, 1996 and 1995

Statements of Earnings and Retained Earnings, Years ended June 30, 1996 and 1995

Statements of Cash Flows, Years ended June 30, 1996 and 1995

Notes to Financial Statements


(b) Pro Forma Financial Information. The following unaudited pro forma information has been included as required by the rules of the Securities and Exchange Commission and is provided for comparative purposes only. The unaudited pro forma information presented is based upon and should be read in conjunction with the respective historical financial statements and related notes thereto of each of the Registrant and Amity, Inc. The pro forma information presented does not purport to represent the actual results which would have occurred if the acquisition of Amity, Inc. had been consummated on the dates before the periods indicated, nor is it indicative of the operating results in any future period.

Introduction

Pro-Forma Condensed Consolidated Balance Sheets - Unaudited, June 30, 1996

Pro-Forma  Condensed  Consolidated  Statements  of Operations - Unaudited , Year
           Ended September 30, 1995

Pro-Forma  Condensed  Consolidated  Statements of  Operations - Unaudited,  Nine
           Months Ended June 30, 1996

Notes to Pro-Forma Condensed Consolidated Financial Statements - Unaudited

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

Realco, Inc.                                   James A. Arias
                                               ---------------------------------
                                               James A. Arias, President



                            FINANCIAL STATEMENTS AND
                             REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

                                  AMITY, INC.

                             June 30, 1996 and 1995


               Report of Independent Certified Public Accountants
               --------------------------------------------------

Board of Directors
Amity, Inc.

We have audited the accompanying balance sheets of Amity, Inc., as of June 30, 1996 and 1995, and the related statements of earnings and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Amity, Inc., as of June 30, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                                              GRANT THORNTON LLP


Oklahoma City, Oklahoma
August 2, 1996


                                  Amity, Inc.

                                 BALANCE SHEETS

                                    June 30,


        ASSETS                                                 1996       1995
                                                             --------   --------

CURRENT ASSETS
        Cash and cash equivalents ........................   $ 71,159   $ 83,533
        Accounts receivable (note F) .....................     17,652      4,112
        Receivable from officer and shareholder ..........         56     17,642
        Prepaid insurance ................................      1,670      5,561
        Costs and estimated earnings in excess of
          billings on uncompleted contracts (note B) .....    349,542    330,085
                                                             --------   --------
                               Total current assets ......    440,079    440,933

PROPERTY AND EQUIPMENT - AT COST
        Furniture and fixtures ...........................     21,319     18,215
        Equipment ........................................     17,935      6,040
        Vehicles .........................................     42,852     21,788
                                                             --------   --------
                                                               82,106     46,043
          Less accumulated depreciation ..................     27,133      9,069
                                                             --------   --------
                                                               54,973     36,974
        Lots held for development (note C) ...............    131,000    131,000
                                                             --------   --------
                                                              185,973    167,974
                                                             --------   --------

                                                             $626,052   $608,907
                                                             ========   ========

        LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES
        Accounts payable .................................   $347,247   $265,989
        Accrued expenses .................................     54,820     54,651
        Income taxes payable .............................       --        8,058
        Deferred income taxes (note E) ...................     10,054     27,930
        Billings in excess of costs and estimated
          earnings on uncompleted contracts (note B) .....        223       --
        Current maturities of long-term debt (note D) ....      3,268     51,276
                                                             --------   --------

                    Total current liabilities ............    415,612    407,904

NOTE PAYABLE TO RELATED PARTY (note C) ...................     61,000     61,000

LONG-TERM DEBT, less current maturities (note D) .........      6,471      9,728

SHAREHOLDER'S EQUITY
        Common stock - $1 par value; authorized,
          500,000 shares; issued and outstanding,
          200 shares .....................................        200        200
        Additional paid-in capital .......................      4,128      4,128
        Retained earnings ................................    138,641    125,947
                                                             --------   --------
                                                              142,969    130,275
                                                             --------   --------

                                                             $626,052   $608,907
                                                             ========   ========

        The accompanying notes are an integral part of these statements.


                                  Amity, Inc.

                  STATEMENTS OF EARNINGS AND RETAINED EARNINGS

                              Year ended June 30,


                                                         1996           1995
                                                     -----------    -----------

Construction revenues ............................   $ 3,615,224    $ 1,958,135

Costs of contract revenues earned ................     3,403,457      1,790,185
                                                     -----------    -----------

               Gross profit ......................       211,767        167,950

Selling, general, and administrative expenses ....       194,847         45,386
                                                     -----------    -----------

               Operating profit ..................        16,920        122,564

Other (income) expense
        Interest income ..........................        (4,994)        (1,495)
        Miscellaneous ............................        (1,544)             8
        Interest expense .........................        11,582         13,013
        Loss on disposition of asset .............          --              461
                                                     -----------    -----------
                                                           5,044         11,987
                                                     -----------    -----------

               Earnings before income taxes ......        11,876        110,577

Provision for income taxes
        Current expense ..........................        17,058         19,738
        Deferred tax (benefit) expense ...........       (17,876)        11,875
                                                     -----------    -----------
                                                            (818)        31,613
                                                     -----------    -----------

               NET EARNINGS ......................        12,694         78,964

Retained earnings at beginning of year ...........       125,947         46,983
                                                     -----------    -----------

Retained earnings at end of year .................   $   138,641    $   125,947
                                                     ===========    ===========

        The accompanying notes are an integral part of these statements.


                                  Amity, Inc.

                            STATEMENTS OF CASH FLOWS

                              Year ended June 30,


                                                            1996         1995
                                                          ---------    ---------

Cash flows from operating activities
  Net earnings .......................................   $  12,694    $  78,964
  Adjustments to reconcile net earnings to net
    cash provided by operating activities
      Depreciation ...................................      18,064        7,231
      (Increase) decrease in
         Receivables .................................       4,308      (21,754)
         Prepaid insurance ...........................       3,891       (5,561)
         Net billings related to costs and
           estimated earnings on uncompleted
           contracts .................................     (19,234)    (197,732)
      Increase (decrease) in
               Accounts payable ......................      81,258      187,720
               Accrued expenses ......................      (8,320)      11,382
               Income taxes payable ..................         169       (7,781)
               Deferred taxes ........................     (17,876)      11,875
                                                         ---------    ---------
                 Net cash provided by operating
                   activities ........................      74,954       64,344

Cash flows from investing activities
  Acquisition of property and equipment ..............     (36,063)     (38,806)
  Acquisition of lots ................................        --       (131,000)
  Loss on sale of equipment ..........................        --            461
                                                         ---------    ---------

                 Net cash used in investing activities     (36,063)    (169,345)

Cash flows from financing activities
  Proceeds from note payable and long-term debt ......        --        143,076
  Payments on note payable and long-term debt ........     (51,265)     (21,072)
                                                         ---------    ---------
                 Net cash (used in) provided by
                   financing activities ..............     (51,265)     122,004
                                                         ---------    ---------

                 NET (DECREASE) INCREASE IN CASH
                   AND CASH EQUIVALENTS ..............     (12,374)      17,003

Cash and cash equivalents at beginning of year .......      83,533       66,530
                                                         ---------    ---------

Cash and cash equivalents at end of year .............   $  71,159    $  83,533
                                                         =========    =========
Cash paid during the year for:

  Interest ...........................................   $  18,482    $   5,863
  Income taxes .......................................      25,378       11,680

        The accompanying notes are an integral part of these statements.


                                  Amity, Inc.

                         NOTES TO FINANCIAL STATEMENTS

                             June 30, 1996 and 1995


NOTE A - OPERATING ACTIVITIES AND SUMMARY OF ACCOUNTING POLICIES

Amity, Inc. ("Amity") was organized June 20, 1991. Amity engages in commercial and residential construction in the greater Albuquerque, New Mexico area. The majority of Amity's revenues are generated from commercial contracts in the Albuquerque area. Receivables from these customers may generally be collateralized by a contractor's lien on the project.

1. Revenue and Cost Recognition

These financial statements reflect the use of the percentage-of-completion method for significant construction contracts; accordingly, income is recognized in the ratio that costs incurred bear to estimated total costs. The aggregate of costs incurred and income recognized on uncompleted contracts in excess of related billings is shown as a current asset, and the aggregate of billings on uncompleted contracts in excess of related costs incurred and income recognized is shown as a current liability. Certain short-term smaller contracts are accounted for on the completed-contract method, which does not vary significantly from the percentage-of-completion basis of accounting.

Contract costs include all direct material, subcontractor, supplies, and labor costs and those indirect costs relating to contract performance. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

2. Property and Equipment

Depreciation is provided principally on the straight-line method over the estimated useful lives of three to five years.

3. Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures; accordingly, actual results could differ from those estimates.

4. Income Taxes

Amity provides for deferred income taxes under the liability method by applying enacted tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Temporary differences result primarily from certain expenses not currently deductible for tax purposes, differences between the bases of property and equipment for financial reporting and tax reporting, and the use of the completed-contract method for tax reporting.

5. Cash Equivalents

Amity considers money market accounts to be cash equivalents.

6. Fair Value of Financial Instruments

Amity's financial instruments consist of cash and cash equivalents, a note payable to a related party, and long-term debt, all of which are reported in the financial statements at amounts which approximate fair value.

All such financial instruments are held for purposes other than trading.

NOTE B - COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

                                                              June 30,
                                                     ---------------------------
                                                         1996            1995
                                                     -----------     -----------

Costs incurred on uncompleted contracts .........    $ 1,807,966     $   976,685
Estimated earnings ..............................         18,208         105,779
                                                     -----------     -----------
                                                       1,826,174       1,082,464
   Less billings to date ........................      1,476,855         752,379
                                                     -----------     -----------

                                                     $   349,319     $   330,085
                                                     ===========     ===========

Included in accompanying balance sheets
   under the following captions
   Costs and estimated earnings in excess
      of billings on uncompleted contracts ......    $   349,542     $   330,085
   Billings in excess of costs and estimated
      earnings on uncompleted contracts .........           (223)           --
                                                     -----------     -----------

                                                     $   349,319     $   330,085
                                                     ===========     ===========

NOTE C - NOTE PAYABLE TO RELATED PARTY

The note payable to related party: includes interest at 10% which is payable annually; is collateralized by the lots held for development; and is payable upon sale of the lots.

NOTE D - LONG-TERM DEBT

Long-term debt consists of the following at June 30:

                                                              1996        1995
                                                             -------     -------

Note payable to finance company, payable
in monthly installments of $337, including
interest at 9% through May, 1999; collateralized
by a vehicle ...........................................     $ 9,739     $12,715

Revolving $150,000 note payable to bank, interest
payable monthly at prime plus 2%; collateralized
by residence of stockholder ............................        --        48,289
                                                             -------     -------

                                                               9,739      61,004
   Less current maturities .............................       3,268      51,276
                                                             -------     -------

                                                             $ 6,471     $ 9,728
                                                             =======     =======

Future maturities of long-term debt at June 30, 1996 are as follows:

        Year ending June 30
                1997                  $    3,268
                1998                       3,574
                1999                       2,897
                                      ----------

                                      $    9,739
                                      ==========

NOTE E - INCOME TAXES

Components of net deferred taxes are as follows at June 30:

                                                        1996             1995
                                                     ---------        ---------

Assets
        Costs in excess of billings ..........       $ 364,088        $ 172,002
        Valuation allowance ..................          (2,223)          (6,921)
                                                     ---------        ---------

                                                     $ 361,865        $ 165,081
                                                     =========        =========
Liabilities
        Billings in excess of costs ..........       $ 366,319        $ 189,541
        Property and equipment ...............           5,600            3,470
                                                     ---------        ---------

                                                     $ 371,919        $ 193,011
                                                     =========        =========


The valuation allowance decreased $4,698 and increased $6,921 during the years ended June 30, 1996 and 1995, respectively. The effective tax rate is less than expected for 1996 primarily as a result of this change in the valuation allowance.

NOTE F - RELATED PARTY TRANSACTIONS

During the year ended June 30, 1996, Amity had two uncompleted contracts with related parties for which revenues of $1,795,395 and costs of $1,778,745 were recognized. Costs and estimated earnings in excess of billings on these contracts were $313,857 at June 30, 1996.

Amity uses limited office space in a building owned by a related party; no rent is charged for this space. At June 30, 1996, Amity was owed approximately $2,300 by related parties relating to construction contracts.

NOTE G - SUBSEQUENT EVENTS

As of July 1, 1996, all the common stock of Amity was acquired by Realco, Inc. ("Realco"). Realco is primarily engaged in the real estate industry as a general residential home building contractor and as a commercial and residential real estate brokerage.



                        Unaudited Pro-Forma Consolidated
                              Financial Information

                          Realco, Inc. and Subsidiaries
                                       and
                                   Amity, Inc.

The following unaudited pro-forma consolidated balance sheet as of June 30, 1996 and the pro-forma statements of operations for the year ended September 30, 1995, and the nine months ended June 30, 1996, give effect to the acquisition of all of the outstanding capital stock of Amity, Inc. ("Amity") by Realco, Inc. ("Realco").

The acquisition of Amity has been accounted for as a purchase under generally accepted accounting principles. Cost in excess of the net assets acquired was approximately $100,000.

The pro-forma consolidated financial statements do not purport to be indicative of the results that would actually have been obtained if the combination had been in effect on the dates indicated, or that may be obtained in the future. The pro-forma calculations presented are for comparative purposes only. The pro-forma statements are based upon the financial statements of the Company and Amity and should be read in conjunction with those financial statements and related notes.

The pro-forma condensed consolidated statements of operations for the year ended September 30, 1995, include the condensed statement of operations of Amity for the year ended June 30, 1995. The pro-forma condensed statements of operations for the nine months ended June 30, 1996, include a condensed portion of the statement of operations of Amity.



                          REALCO, INC. AND SUBSIDIARIES
                                 AND AMITY, INC.
                 PRO-FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                                  JUNE 30, 1996

                                                                 HISTORICAL                                  PRO-FORMA
                                                     ---------------------------------         -------------------------------------
                                                         REALCO               AMITY             ADJUSTMENTS               COMBINED
                                                     ------------         ------------         ------------             ------------
                                                      (Unaudited)                                                        (Uaudited)
ASSETS
------
ASSETS:
  Cash and cash equivalents ................         $  6,016,968         $     71,159                                  $  6,088,127
  Inventories ..............................            9,974,897              480,542                                    10,455,439
  Property & equipment, net ................              766,947               54,973                                       821,920
  Other assets .............................            6,361,431               19,378          100,000 (1)                6,480,809
                                                     ------------         ------------                                  ------------

                                                     $ 23,120,243         $    626,052                                  $ 23,846,295
                                                     ============         ============                                  ============
LIABILITIES & STOCKHOLDERS'
  EQUITY
---------------------------
LIABILITIES:
  Accounts payable & accrued
    liabilities ............................         $  2,055,493         $    402,067                                  $  2,457,560
  Construction advances &
    notes ayable ...........................            3,461,339                9,739                                     3,471,078
  9.5% subordinated notes ..................            5,750,000                 --                                       5,750,000
  Other liabilities ........................              857,970               71,277                                       929,247
                                                     ------------         ------------                                  ------------
                                                       12,124,802              483,083                                    12,607,885

STOCKHOLDERS' EQUITY .......................           10,995,441              142,969         (100,000)(1)               11,238,410
                                                     ------------         ------------                                  ------------

                                                     $ 23,120,243         $    626,052                                  $ 23,846,295
                                                     ============         ============                                  ============

See accompanying footnotes to unaudited pro-forma financial statements.


                          REALCO, INC. AND SUBSIDIARIES
                                 AND AMITY, INC.
            PRO-FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED SEPTEMBER 30, 1995
                                   (Unaudited)

                                                                            HISTORICAL                          PRO-FORMA
                                                                 ---------------------------------    -----------------------------
                                                                    REALCO               AMITY        ADJUSTMENTS        COMBINED
                                                                 ------------        -------------    -----------      ------------
REVENUES .................................................       $ 13,808,746        $  1,958,135                      $ 15,766,881

COSTS AND EXPENSES .......................................         13,933,953           1,847,558       6,667 (2)        15,788,178
                                                                 ------------        ------------                      ------------
(LOSS) EARNINGS BEFORE INCOME TAX
   EXPENSE ...............................................           (125,207)            110,577                           (21,297)

INCOME TAX (BENEFIT) EXPENSE .............................            (59,517)             31,613                           (27,904)
                                                                 ------------        ------------                      ------------
(LOSS) EARNINGS BEFORE EFFECT OF
   CHANGE IN ACCOUNTING PRINCIPLE ........................            (65,690)             78,964                             6,607

CUMULATIVE EFFECT OF CHANGE IN
  ACCOUNTING PRINCIPLE ...................................            (15,870)                --                            (15,870)
                                                                 ------------        ------------                      ------------

NET (LOSS) EARNINGS ......................................       $    (49,820)       $     78,964                      $     22,477
                                                                 ============        ============                      ============

EARNINGS (LOSS) PER COMMON SHARE .........................       $      (0.03)                                         $       0.01
                                                                 ============                                          ============

Weighted average common shares outstanding ...............          1,845,000                                             1,845,000

See accompanying footnotes to unaudited pro-forma financial statements.


                          REALCO, INC. AND SUBSIDIARIES
                                 AND AMITY, INC.
            PRO-FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                         NINE MONTHS ENDED JUNE 30, 1996
                                   (Unaudited)

                                                                           HISTORICAL                           PRO-FORMA
                                                                  -----------------------------      -------------------------------
                                                                    REALCO             AMITY         ADJUSTMENTS          COMBINED
                                                                  -----------       -----------      -----------         -----------
REVENUES ..................................................       $16,413,878       $ 2,711,418                          $19,125,296

COSTS AND EXPENSES ........................................        16,177,214         2,702,511        5,000 (2)          18,884,725
                                                                  -----------       -----------                          -----------
EARNINGS BEFORE INCOME TAX
  EXPENSE .................................................           236,664             8,907                              240,571

INCOME TAX EXPENSE (BENEFIT) ..............................            80,500              (614)                              79,886
                                                                  -----------       -----------                          -----------

NET EARNINGS ..............................................       $   156,164       $     9,521                          $   160,685
                                                                  ===========       ===========                          ===========

EARNINGS PER COMMON SHARE .................................       $      0.07                                            $      0.07
                                                                  ===========                                            ===========

Weighted average common shares outstanding ................         2,381,496                                              2,381,496

See accompanying footnotes to unaudited pro-forma financial statements.


(1) To reflect the purchase of all of the outstanding and issued common shares of Amity, Inc. in exchange for preferred stock with a per share liquidating value of $100,000 in excess of the Amity shareholder's equity on the date acquired as of June 30, 1996.

(2) To reflect amortization of good will over fifteen (15) years.